SALE AND PURCHASE AGREEMENT

IN RELATION TO THE OWNERSHIP INTEREST

OF

HANGZHOU HOLLYSYS AUTOMATION CO., LTD.

BETWEEN

TEAM SPIRIT INDUSTRIAL LIMITED

AND

GIFTED TIME HOLDINGS LIMITED

Dated: January 12, 2006

A3

This SALE AND PURCHASE AGREEMENT (Hereinafter referred as “this Agreement”) is entered into on the 12th day of January 2006.

BETWEEN:-

(1)	TEAM SPIRIT INDUSTRIAL LIMITED, (Hereinafter referred as “Party A”), a company incorporated in the British Virgin Islands with limited liability;

(2)	GIFTED TIME HOLDINGS LIMITED, (Hereinafter referred as “Party B”), a company incorporated in the British Virgin Islands with limited liability.

(Party A and Party B may be called “Party A and B” or “both Parties” together, or “the Party” or “each Party” under this Agreement)

WHEREAS:-

(A)
As of the date of this Agreement, Party A is the registered owner of Hangzhou HollySys Automation Co., Ltd. (Hereinafter referred as "HZ HollySys") holding 30% of the entire ownership interest in HZ HollySys; and

(B)
Party A agrees that Party A shall sell 30% ownership interest in HZ HollySys to Party B in accordance with the conditions set forth in this Agreement. Party B agrees that Party B shall purchase the 30% ownership interest in HZ HollySys.

Therefore, Party A and Party B enter into this Agreement based on the following conditions:-

1.	DEFINITIONS

1.1	In this Agreement, unless otherwise expressed or required by context, the following words and expressions shall have the respective meanings set opposite thereto as follows:-

Expression	Meaning

"Agreement"	Sales and Purchase Agreement dated [12th January 2006] and its appendix entered into between the Party A and Party B

"HZ HollySys"	Hangzhou HollySys Automation Co., Ltd. Party A holds 30% of the entire ownership interest in HZ HollySys

"Transaction"	the transaction with respect to the sale and purchase of the 30% ownership interest in HZ HollySys between Party A and Party B in accordance with the conditions set forth in this Agreement

"Sale Share"	the fully paid share which is legally and beneficially owned by Party A, representing 30% of the entire issued share capital of HZ HollySys as at the date of this Agreement

"Consideration"	the agreed total consideration payable by Party B to Party A for the sale and purchase of the Sale Share in accordance with the condition 3 set forth in this Agreement

"Signature Date"	the official date for signature of this Agreement stated in this Agreement

"Effective Date"	the date upon the fulfillment of all the conditions specified in this Agreement

"Business Day"	a day on which banks are open for business other than (i) a Saturday or a Sunday; or (ii) a "general holiday"

"RMB"	Renminbi, the legal currency of the P.R.China

2.	SALE AND PURCHASE OF THE SALE SHARE

2.1
Party A agrees that Party A shall sell the Sale Share to Party B in accordance with the terms and conditions set forth in this Agreement. Party B agrees that Party B shall purchase the Sale Share in accordance with the terms and conditions set forth in this Agreement.

3.	CONSIDERATION

3.1	Both Parties agree that the total consideration payable by Party B to Party A for the sale of the Sale Share shall be RMB 60,474,000.

3.2
Both Parties agree that Party B shall pay the consideration of the Sale Share to Party A or any third party designated by Party A by issuing common stock with equivalent value of the Sale Share, representing 7,966 shares of Party B’s common stock, which take 15.932% of its total outstanding stocks.

4.	PARTY A’S RIGHTS AND OBLIGATIONS

4.1	Party A has the right, power and authority to sell and transfer the Sale Share.

4.2
Party A is the sole beneficial owner of the Sale Share which shall be transferred and assigned to Party B pursuant to the terms of this Agreement free from all claims, charges, liens, encumbrances, third party rights, disputes, litigations and arbitrations of any kind whatsoever;

4.3	Party A has not entered into any contracts or agreements which may conflict with this Agreement. Party A shall not transfer any rights and obligations under this Agreement to any third party.

4.4
Party A agrees to take all and any necessary actions, executes and delivers any legal documents (including any necessary approvals from the government authorities) to complete the transaction hereunder.

5.	PARTY B’S RIGHTS AND OBLIGATIONS

5.1	Party B is fully capable of entering into this Agreement and performing all obligations and duties hereunder;

5.2	Party B shall fully pay the consideration to Party A in time pursuant to the terms in this Agreement.

5.3	Party B has not entered into any contracts or agreements which may conflict with this Agreement. The Purchase shall not transfer any rights and obligations under this Agreement to any third party.

5.4
During the period from the signature date of this Agreement to the completion date of the transaction hereunder, Party B agrees that Party B shall not propose or enter into any negotiations or discussions or enter into any letter of intend, agreements or understandings which may conflict with the transaction hereunder.

6.	DEFAULT

6.1
After effective date of this Agreement, it may constitute default, if either Party is in breach, nonperforming, or partly performing terms of this Agreement, or is in breach of any warranties, representations and undertakings of this Agreement. The non-defaulting Party can allow the defaulting Party to cure such default in a reasonable time period. If the defaulting Party does not cure within the reasonable time period, the non-defaulting Party shall be entitled to terminate the Agreement, and hold the defaulting Party liable for all the damages and economic loss resulting from the defaulting Party’s default. The economic loss shall not exceed the amount that defaulting Party could anticipate or should anticipate as of the date of this Agreement.

7.	FORCE MAJEURE

7.1	Neither Party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1
Any dispute arising out of this Agreement shall be resolved by both Parties through mutual negotiation. If both Parties could not reach an agreement, either Party may initiate legal action in the competent jurisdiction.

8.2	This Agreement shall be governed by and construed in accordance with the laws of PRC.

9.	EFFECTIVE

9.1	Upon and after all of the following conditions have been satisfied and fulfilled, this Agreement shall come into effective:

9.1.1	This Agreement has been signed by both Parties’ legal representatives or authorized persons;

9.1.2	The transaction in this Agreement has been approved by the Board of HZ HollySys;

9.1.3	This Agreement has been approved by the original government authorities.

10.	CONFIDENTIALITY

10.1
Save as required by any applicable law, court order or other regulatory requirements, none of the parties hereto shall make, any press or other announcement or release or disclose any information, document and data concerning this Agreement or the transaction herein referred to or disclose the identity of the other parties hereto (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other parties hereto.

11.	MODIFICATION, TERMINATION, SUPPLEMENTARY

11.1
The modification of this Agreement shall not be effective without written agreement through negotiation. If both Parties could not reach an agreement, this Agreement remains effective. Any modification, construction or renunciation to this Agreement shall be invalid if without a written agreement signed by both Parties.

11.2	If either party is in breach of this Agreement, non-default party may terminate this Agreement. Both Parties may agree to cancel this Agreement with written agreement.

11.3
This Agreement may terminate in the following circumstances: (i) Both Parties agree to terminate this Agreement; (ii) Non-default party terminates this Agreement pursuant to the terms and conditions of this Agreement; (iii) the transaction under this Agreement has been completed.

11.4	Both Parties may sign supplemental agreement regarding to related matters of this Agreement. Supplemental agreement and this Agreement have the same effect.

12.	MISCELLANEOUS

This Agreement is executed in four copies, two copies for each Party, and both Parties may execute the duplicate.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

/s/ Cheng Wusi
For and on behalf of TEAM SPIRIT INDUSTRIAL LIMITED in the presence of Director

/s/ Qiao Li
For and on behalf of GIFTED TIME HOLDINGS LIMITED in the presence of Director